UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2004

AmeriCredit Corp.

(Exact name of registrant as specified in its charter)

Texas	1-10667	75-2291093
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 Cherry Street, Suite 3900, Fort Worth, Texas 76102

(Address of principal executive offices, including Zip Code)

(817) 302-7000

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The information set forth under Item 2.03 of this report on Form 8-K is hereby incorporated in this Item 1.01 by reference. On October 1, 2004, AmeriCredit Financial Services, Inc. (the “Company”), a wholly owned subsidiary of AmeriCredit Corp., entered into material definitive agreements to create a new $650 million medium term note warehouse credit facility. As a related matter, on September 22, 2004, the Company amended its $500 million medium term note warehouse credit facility to add provisions to allow the notes issued thereunder and due in February 2005 to be redeemed early, and pursuant to that amendment, also on September 22, 2004, gave notice of its intention to redeem the notes on October 12, 2004. This redemption will satisfy all of the obligations of the parties to the $500 million medium term note warehouse credit facility.

Item 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On October 1, 2004, the Company entered into material definitive agreements to create a direct financial obligation concerning a new three-year revolving $650 million medium term note warehouse credit facility (the “$650 Million MTN Facility”). Under these agreements, AmeriCredit MTN Receivables Trust IV, a special purpose Delaware statutory trust (“MTN Trust”), issued a promissory note payable to an MBIA Insurance Corporation (“MBIA”) administered medium-term note conduit (“MBIA MTN Conduit”), in the amount of $650 million (the “$650 Million Note”). Security for the repayment of the $650 Million Note will consist of cash and/or a pool of automobile finance receivables (the “Receivables”) that meet certain eligibility requirements and that will be purchased by MTN Trust from the Company or from AmeriCredit MTN Corp. IV, a Delaware special purpose corporation and a wholly owned subsidiary of the Company (“MTN Corp. IV”). The Receivables were originated or purchased by the Company and the Company will act as the servicer of the Receivables and as the custodian of the documents related to the Receivables. It is expected that as Receivables amortize or become ineligible to serve as collateral, MTN Trust will purchase additional Receivables from the Company and MTN Corp. IV to serve as collateral. Credit enhancement for the $650 Million Note consists of over-collateralization, a reserve account, and a financial guaranty insurance policy (the “Policy”) issued by MBIA that guarantees the obligations of MTN Trust to pay interest on, and repay the principal balance of, the $650 Million Note. JPMorgan Chase Bank (“JPMorgan”) will act as collateral agent and securities intermediary on behalf of the secured parties. Systems & Services Technologies, Inc. (“SST”) will act as the standby servicer. Together, the Company and MTN Corp. IV own 100% of the economic, or “residual”, interest in MTN Trust.

During the three-year revolving period, MTN Trust may purchase additional Receivables from the Company and MTN Corp. IV as security for the $650 Million Note and to maintain collateralization requirements and the Company and MTN Corp. IV may repurchase Receivables from MTN Trust. Interest on the $650 Million Note will be paid monthly during the revolving period. At the end of the three-year revolving period, the $650 Million Note either will be redeemed and paid in full or will begin to amortize, in which case principal and accrued interest will continue to be paid monthly. Collections on the Receivables and/or income on the cash collateral will be used to make monthly payments for the costs related to hedging arrangements, servicing fees, administrative expenses of MTN Trust, accrued interest on the $650 Million Note and the premiums on the Policy. Any excess earnings or income will first be applied to satisfy reserve requirements and then to a fund deposits to a funding account to fund the purchase of new Receivables. Any remaining excess will be released to the Company and MTN Corp. IV, as owners of the residual interest in MTN Trust.

If a termination event occurs under the agreements, the $650 Million Note will immediately begin to amortize on a monthly basis by the application of collections on the Receivables until the principal amount owed on the $650 Million Note is reduced to zero. Termination events include certain financial covenants and pool performance ratios, in addition to such events as failure to make required payments on the $650 Million Note, certain breaches of warranties, representations or covenants under any of the agreements or certain events of bankruptcy. In addition, during the revolving period or during an amortization period if either the pool of Receivables pledged as security for the $650 Million Note or the entire portfolio of Receivables serviced by the Company experiences higher than targeted net loss ratios, delinquency ratios, rate of repossession ratios or does not meet specified credit quality standards, the reserve account requirements will increase so as to provide additional credit enhancement for the $650 Million Note.

In connection with the new $650 Million MTN Facility, on September 22, 2004 the Company amended the Security Agreement, entered into February 25, 2002, among the Company, AmeriCredit MTN Receivables Trust III (“MTN Trust III”), MBIA and MBIA MTN Conduit, to provide for the early redemption of a $500 million note issued by MTN Trust III to MBIA MTN Conduit (the “$500 Million Note”) in connection with a three-year revolving $500 million medium term note warehouse credit facility (the “MTN III Facility”). Also on September 22, 2004, notice was given to MBIA, MBIA MTN Conduit and JPMorgan, as collateral agent, that the $500 Million Note will be redeemed on October 12, 2004, by payment to MBIA MTN Conduit of $501,066,881, representing the amount of principal and accrued but unpaid interest and all amounts owing to the note insurer, the collateral agent and the servicer as of the redemption date. Upon redemption of the $500 Million Note, the obligations of the parties to the MTN III Facility will have been satisfied under the terms of the agreements.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of Business Acquired

None.

(b)	Pro-forma Financial Information

None.

(c)	Exhibits

The following exhibit is filed herewith:

Exhibit Number	Description
99.0	AmeriCredit Corp. October 4, 2004 press release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmeriCredit Corp. (Registrant)

Date: October 4, 2004	By:	/s/ PRESTON A. MILLER
Preston A. Miller
Executive Vice President, Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Exhibit
99.0	Press Release